Exhibit 99.2

                                                     EXHIBIT A

Mr. Jan Smilek
18223 Red Rock Way
Leesburg, VA 20176

January 21, 2011

Dear Mr. Smilek,

This consulting agreement (this Consulting Agreement) sets forth the terms and conditions whereby you agree to provide certain services (as described in paragraph 1.2) to Sucampo Pharma Americas, Inc., a wholly-owned subsidiary of Sucampo Pharmaceuticals, Inc., a Delaware corporation, with affiliate offices located at 4520 East-West Highway, Third Floor, Bethesda, Maryland 20814, (the Company).

1.	SERVICES

1.1	The Company hereby engages you, and you hereby accept such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement.

1.2

You shall provide to the Company consulting services on matters of corporate finance, financial controls and reporting practices, company financial filings, Takeda arbitration, SAG integration, and any others matters as directed by Sucampo on an as needed basis with reasonable advance notice, within the parameters of specific requests or assignments from Sucampo’s General Counsel or his delegate, who will serve as Contractor’s primary contact at Sucampo.

1.3	The Company shall not control the manner or means by which you perform the Services.

1.4

Unless otherwise set forth above, you shall furnish, at your own expense, the equipment, supplies and other materials used to perform the Services. The Company shall provide you with access to its premises and equipment to the extent necessary for the performance of the Services.

2.	TERM

The term of this Agreement shall commence on January 13, 2011, and shall continue until June 30, 2011, unless earlier terminated in accordance with paragraph 7. Any extension of the term will be subject to mutual written agreement between the parties.

3.	FEES AND EXPENSES

3.1

As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay you $250 per hour (the Fees), billable at quarter increments and payable on provision of the Services to the Company's satisfaction.  Your anticipated availability to the Company is not to exceed 20 hours over the term of the Agreement unless otherwise agreed to by Company.

3.2

You are solely responsible for any travel or other costs or expenses incurred by you in connection with the performance of the Services, with the exception of costs expended at the specific written request and/or approval of the Company.

3.3

The Company shall pay all undisputed Fees within thirty (30) days after the Company's receipt of an invoice submitted by you.  Invoices should be submitted within thirty (30) days of the provision of Services to ap@sucampo.com.

4.	RELATIONSHIP OF THE PARTIES

4.1

You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between you and the Company for any purpose. You have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company's behalf without the Company's prior written consent.

4.2

Without limiting paragraph 4.1, you will not be eligible under this Agreement to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees unless the plans provide otherwise, and the Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker's compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed by you in connection with the performance of the Services shall be your employees and you shall be fully responsible for them.

5.	INTELLECTUAL PROPERTY RIGHTS

5.1

The Company is and shall be, the sole and exclusive owner of all right, title and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (the Deliverables), including all patents, copyrights, trademarks, trade secrets and other intellectual property rights (collectively Intellectual Property Rights) therein. You agree that the Deliverables are hereby deemed a "work made for hire" as defined in 17 U.S.C. § 101 for the Company. If, for any reason, any of the Deliverables do not constitute a "work made for hire," you hereby irrevocably assign to the Company, in each case without additional consideration, all right, title and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein.

5.2

Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as "moral rights" (collectively, Moral Rights). You hereby irrevocably waive, to the extent permitted by applicable law, any and all claims you may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables.

6.	CONFIDENTIALITY

6.1

In order that you may provide informed advice and information, you have been and will be provided with certain data and information prepared by or on behalf of and belonging to the Company and other confidential information entitled to protection under federal and state law (collectively, “Confidential Information”). You shall maintain Confidential Information in confidence and shall not, without the Company’s prior written authorization, disclose to any person or organization the data or other Confidential Information transmitted to you by the Company or by any person acting on behalf of the Company, or prepared by you or on behalf of you in connection with this Agreement, in any form (verbal, written, electronic, or other form).  You shall not use Confidential Information for any purpose except for the benefit of the Company, pursuant to Section 1 of this Agreement.  This confidentiality provision shall remain in effect for ten (10) years following any disclosure made hereunder, except that this provision shall not apply to any information (a) that was in your possession prior to receipt from the Company, (b) that was in the public domain at the time of receipt from the Company, (c) that becomes part of the public domain without breach of any obligation of confidentiality to the Company, (d) that is lawfully received by you from a third party that has no obligation of confidentiality to the Company, or (e) that is required by law to be disclosed.  NOTWITHSTANDING THE FOREGOING, however, any trade secret disclosed to you, shall be held in strict confidence in perpetuity or until said trade secret is publicly disclosed through no fault of you.

6.2

You shall provide immediate notice to the Company of any request or demand made of you that relates to the subject matter on which services have been sought, or otherwise with respect to this Agreement.  Upon written request, you shall promptly provide to the Company all data, information, notes, documents and other materials in any form provided to you or prepared by you on its behalf in connection with this Agreement.

7.	TERMINATION

7.1

Either party may terminate this Agreement without cause upon thirty (30) days' written notice to the other party. In the event of termination pursuant to this paragraph 7.1, the Company shall pay you on a proportional basis any Fees then due and payable for any Services completed up to and including the date of such termination.

8.	MISCELLANEOUS

8.1

You shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations.

8.2

All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a Notice) shall be in writing and addressed to the parties at the addresses set forth below (or to such other address that may be designated by the receiving party from time to time in accordance with this section).  All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving party has received the Notice and (b) the party giving the Notice has complied with the requirements of this Section.

If to Sucampo:
Sucampo Pharmaceuticals, Inc.
c/o Mr. Thomas J. Knapp, SVP, General Counsel & Corporate
Secretary

4520 East West Highway, Third Floor
Bethesda, MD 20814
email: tknapp@sucampo.com
facsimile: 301-961-3440

If to Contractor:
Jan Smilek
18223 Red Rock Way
Leesburg, VA 20176
email: _janaang@yahoo.com
facsimile: ________________

8.3

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

8.4	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule.

8.5

The Company and you agree to resolve any disputes we may have with each other through final and binding arbitration.  For example, you are agreeing to arbitrate any dispute about the validity of this Agreement or any discrimination claim.  You also agree to resolve through final and binding arbitration any disputes that you have with any other Released Party who elects to arbitrate those disputes under this subsection.  Arbitrations shall be conducted by JAMS in accordance with its employment dispute resolution rules.  This agreement to arbitrate does not apply to government agency proceedings. You acknowledge that you understand this section’s arbitration requirements and that arbitration would be in lieu of a jury trial.

8.6

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

8.7	This Agreement may be executed in multiple counterparts and by email or facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned.

Very truly yours,

SUCAMPO PHARMA AMERICAS, INC.

By:	/s/ Thomas J. Knapp
Name:	Thomas J. Knapp
Title:	Senior Vice President and General Counsel, Sucampo Pharmaceuticals, Inc.

ACCEPTED AND AGREED:

JAN SMILEK
By:	/s/ Jan Smilek
Date:	1/26/11

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